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                                                                    EXHIBIT 10.7

                             HOUSEHOLD INTERNATIONAL

                         DEFERRED FEE PLAN FOR DIRECTORS

         SECTION 1. PURPOSE. The purpose of the Household International Deferred Fee Plan (the "Plan") is to provide non-management directors (the "Directors") of Household International, Inc. (the "Company") the opportunity to defer receipt of cash compensation paid by the Company to such person in their role as a Director. The Plan is designed to aid the Company in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the well-being of the Company.

         SECTION 2. EFFECTIVE DATE. The effective date of this Plan is January 10, 1995. The Plan was subsequently amended on September 8, 1997, September 1, 1999 and September 9, 2003.

         SECTION 3. ELIGIBILITY. Any Director of the Company who is not deemed to be an employee of the Company or any subsidiary thereof is eligible to participate in the Plan.

         SECTION 4. DEFERRED COMPENSATION ACCOUNT. Except as may be required in accordance with Section 11 hereof, an unfunded deferred compensation account (the "Account") shall be established for each Director who elects to participate in the Plan.

         SECTION 5. AMOUNT OF DEFERRAL. A participant may elect to defer receipt of all or a specified part of the compensation payable to the participant for serving on the Board of Directors or committees of the Board of Directors of the Company or any of its subsidiaries. An amount equal to the compensation deferred, as reflected in the election referred to in Section 6 hereof, will be credited to the participant's Account, in the form of cash (the "Cash Component") or phantom Company Common Stock units (the "Stock Component"), on the date such compensation would otherwise be initially payable. Any compensation deferred pursuant to an election made after March 28, 2003 can only be credited to the Cash Component of the participant's Account.

         SECTION 6. TIME OF ELECTION OF DEFERRAL. Except as set forth herein, an election to defer compensation shall be made on an annual basis on or before December 15th of each year on forms approved for that purpose and shall be effective when filed with the Secretary of the Company with respect to all compensation, or any part thereof so elected to be deferred, that is paid in the calendar year following the calendar year in which the election is made. For the year 1995, the election shall be made prior to January 30, 1995, and shall be effective when made with respect to any compensation to be paid in the period January 30, 1995 through December 31, 1995. In the case of newly elected Directors who first become eligible to participate in the Plan

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subsequent to January 1 of any calendar year, such newly eligible participant shall be entitled to make an election to defer compensation for services to be performed subsequent to the election provided such election is made within 30 days after the date such Director becomes eligible. In this case, such election shall be effective when made with respect to any compensation to be paid during the period beginning with the date following the date of the election through December 31 of the same initial year of participation.

         SECTION 7. HYPOTHETICAL INVESTMENT. Each Account may have a Cash Component, a Stock Component or a combination of both and will be credited on each date compensation is to be paid to Directors with:

         (1) if the compensation is to be placed in the Cash Component, the amount elected to be deferred plus interest from the date on which the deferred compensation that is credited to the Cash Component would initially have been payable, until payment, at a rate equal to the United States five-year treasury rate plus HFC's borrowing spread over that rate on the first day of each calendar quarter in which such interest is credited to the participant's Account with interest compounded quarterly, or

         (2) prior to March 28, 2003, if the compensation was to be placed in the Stock Component, the amount elected to be deferred was used to purchase units of Company Stock (including fractional shares) using the fair market value of such Company Stock on the date the compensation would otherwise have been paid. As of March 28, 2003, the units of Company Stock have been converted from units of Household International, Inc. common stock to a right to receive HSBC Holdings plc ordinary shares and therefore Company Stock refers to either common stock of Household or ordinary shares of HSBC as appropriate. After March 28, 2003, the Cash Component will be credited on each dividend payment date for the Company Stock with the aggregate cash dividend which would have been paid if the existing units of Company Stock were actual shares of the Company Stock. For purposes of the Plan, the "fair market value" of one share or unit of Company Stock shall be the closing price on the London Stock Exchange of a share of such stock for the trading date preceding the respective determination date.

         SECTION 8. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant's Account shall include compensation deferred and interest or dividends credited thereon, pursuant to Section 7 of the Plan. All deferred amounts to be paid to a participant pursuant to the Plan are to be paid as soon as practicable following the payment date, with

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the value of the phantom Common Stock units being the fair market value of an equal number of shares of the Company's Common Stock on the date of payment.

         SECTION 9. PAYMENT OF DEFERRED COMPENSATION. No withdrawal may be made from the participant's Account prior to the date specified by the participant in his or her election to defer compensation except as provided in Section 10. At the participant's election, deferral of compensation may be made to a specific date, to immediately after the end of the calendar year in which the participant terminates service as a Director, or to the earlier of either one of such dates. Any deferral must be for a period of at least two years following the year for which the compensation is earned, unless service as a Director terminates earlier. Deferred compensation and interest or dividends (including appreciation or loss) thereon will be payable in cash from the Cash Component or shares of Company Stock from the Stock Component either in a lump sum or in such number of quarterly or annual installments as the participant chooses, subject to the participant's right to change such method of distribution no later than twelve months prior to the first date deferred compensation is to be paid. A participant may choose to receive an equivalent number of HSBC American depositary shares instead of Company Stock and any fraction of a share will be paid in cash. If a participant elects to receive payment from his or her Account in installments, the participant's Account will continue to accrue interest or dividends (and appreciation or loss) during the installment period. Payments made from the Account shall first be made from the Stock Component of the Account until such Component has been reduced to zero, and then from the Cash Component. Interest or dividends credited to a participant's Account during the installment period will be paid on the next installment payment date.

         SECTION 10. HARDSHIP. In the event of a substantial, unforeseen hardship, a participant may file a notice with the Secretary of the Company to be presented to the Compensation Committee of the Board of Directors, advising the Committee of the circumstances of the hardship, and requesting a withdrawal of previously deferred amounts, or, where a former Director is receiving annual installment payments, requesting accelerated payment. The Committee, in its sole discretion, may agree to accelerate distribution of all or a part of amounts previously deferred. Should the Committee agree, such distribution shall occur on a date set by the Committee (the "Hardship Distribution Date") that is at least six (6) months from the date the Committee approves the hardship withdrawal request. The Committee shall determine, in its sole discretion, how a current participant's Cash Component and Stock Component shall be charged for the withdrawal. No member of the Committee may vote on, or otherwise influence a decision of the Committee concerning his or her request for a hardship withdrawal. A hardship withdrawal by a participant shall have no effect on any

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amounts remaining in the participant Account, and shall not have any effect on any current or future deferral election after the hardship withdrawal.

         For purposes of this paragraph, a substantial unforeseen hardship is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the participant's control. To the extent such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause a financial hardship, and (iii) by cessation of deferrals under the Plan, accelerated payment may not be made. Withdrawals of amounts because of an unforeseen hardship may only be permitted to the extent reasonably necessary to satisfy the hardship. Examples of what are not considered to be unforeseeable hardships include the need to send a participant's child to college, or the desire to purchase a home.

         SECTION 11. CHANGE IN CONTROL. A `Change in Control' shall be deemed to occur when and if:

         (a) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Company and any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then

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                  outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, then no Change in Control shall be deemed to have occurred; or

         (b) During any period of two (2) consecutive years (not including any period prior to September 1, 1999), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (a), above, or subparagraph (c), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board"); or

         (c) Consummation of (1) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (2) a plan of merger or consolidation of the Company with any other corporation, or (3) a similar transaction or series of transactions involving the Company (any transaction described in parts (1) through (3) of this subparagraph (c) being referred to as a "Business Combination"), in each case unless after such a Business Combination (x) the shareholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination, (y) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or

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                  related trust) of the Company or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) A tender offer is made for thirty percent (30%) or more of the Company's Common Stock, which tender offer has not been approved by the Board of Directors of the Company; or

         (e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         Notwithstanding any other provision of the Plan, if a Change of Control occurs, then the Company shall create a trust or take such other actions as are appropriate to protect each participant's Account.

         SECTION 12. DESIGNATION OF BENEFICIARY. A participant may designate a beneficiary or beneficiaries which shall be effective upon filing written notice with the Secretary of the Company on the form provided for that purpose. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been filed, the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary or beneficiaries.

         SECTION 13. DEATH OF PARTICIPANT OR BENEFICIARY. In the event of a participant's death before he or she has received the full value of his or her Account, the then current value of the participant's Account shall be determined as of the day immediately following death and such amount shall be paid to the beneficiary or beneficiaries of the deceased participant as soon as practicable thereafter in cash in a lump sum. If no designated beneficiary has been named or survives the participant, the beneficiary will be the participant's estate.

         SECTION 14. PARTICIPANT'S RIGHTS UNSECURED. The right of any participant or beneficiary to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and no provisions contained in the Plan shall be construed to give any participant or beneficiary at any time a security interest in the Account or any other assets of the Company.

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         SECTION 15. STATEMENT OF ACCOUNT. Statements will be sent to participants following the end of each year as to the value of their Accounts as of December 31 of such year.

         SECTION 16. ASSIGNABILITY. No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary, except by will or by the laws of descent and distribution.

         SECTION 17. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Committee shall conclusively interpret the provisions of the Plan and shall make all determinations under the Plan. The Committee shall act by vote or written consent of a majority of its members.

         SECTION 18. AMENDMENT OR TERMINATION OF PLAN. This Plan may at anytime or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals on his or her prior elections.

         SECTION 19. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

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